Exhibit 99.1

UGI TO ACQUIRE MOUNTAINEER GAS COMPANY

VALLEY FORGE, Pa., December 30, 2020 – UGI Corporation (NYSE: UGI) announced that it has signed a definitive agreement to acquire Mountaintop Energy Holdings LLC, owner of Mountaineer Gas Company (“Mountaineer”), the largest gas local distribution company in West Virginia for an enterprise value of $540 million, which includes the assumption of approximately $140 million of debt.

•	Highly strategic and complementary investment in a single-state utility adjacent to UGI’s existing utility footprint.

•	Enterprise value represents approximately 1.4 times projected 2021 rate base.

•

The acquisition will increase UGI’s regulated utility rate base and customers served by nearly 14% and 30%, respectively, and is consistent with its strategy to focus growth investments on natural gas and renewable energy solutions opportunities.

•	Accretive to adjusted earnings per share (“EPS”) in first full year of operations.

•	Supports all financial targets and commitments including long-term 6%—10% EPS growth and 4% annual dividend growth.

•

Mountaineer offers a secure platform for growth with predictable, regulated investment opportunities over the next several decades to improve the safety and reliability of the distribution system, serve new customers on the system, decrease methane and greenhouse gas emissions (“GHG”), and build on a long history of providing excellent customer service.

Mountaineer serves nearly 215,000 customers across 50 of the state’s 55 counties. The customer base is approximately 90% residential, with the remaining 10% comprised of commercial and industrial customers. Mountaineer is fully regulated, and its system has nearly 6,000 miles of distribution, transmission, and gathering pipelines.

“We are very pleased to announce this important transaction and expand our core utility operations in the mid-Atlantic region,” said John L. Walsh, President and Chief Executive Officer of UGI. “The transaction is immediately accretive to adjusted EPS and provides us with an opportunity to support our customers in West Virginia with a long-term commitment to ensure safe, reliable, affordable, and environmentally responsible natural gas services. Our existing Utilities business has shown the value of this long-term commitment to system enhancement and we expect to make a similar commitment in West Virginia. We see significant investment opportunities to continue, if not accelerate, the replacement of over 1,500 miles of bare steel pipelines and expand the reach of natural gas in West Virginia to both unserved and underserved areas. These investments will improve the safety and reliability of the distribution system and align with our environmental efforts to lower methane and other GHG emissions. We expect Mountaineer’s rate base to grow by a compound annual growth rate of approximately 10%—12% over the long term.

“Over the past two years, we have indicated our intention to rebalance our business mix by investing more to build out our natural gas businesses. This transaction is an important step in the rebalancing efforts and will support UGI’s long-term annual commitments to grow EPS and dividends by 6%—10% and 4%, respectively” Mr. Walsh concluded.

Robert F. Beard, Executive Vice President, Natural Gas of UGI, said, “Mountaineer is a great fit for our natural gas businesses and UGI as a whole. The company brings an exceptional management team with significant experience, a track record of safe operations, and strong regulatory relationships. Like UGI Utilities, Mountaineer’s customers are situated in the prolific Marcellus shale production region and have access to clean, abundant, reliable, and affordable natural gas. We look forward to becoming a part of the West Virginia community and investing in the safety and reliability of the Mountaineer system, while maintaining competitive rates for our customers and building on an already strong history of excellent customer service. With UGI’s over 135 years of experience in the gas utilities business, we are confident that we can execute on investment opportunities while providing best-in-class service to our new customers. This transaction makes sense strategically, operationally, and culturally and we look forward to welcoming the Mountaineer employees and customers to the UGI family of companies.”

Closing Details

The transaction is subject to customary regulatory and other closing conditions, including approval by the Public Service Commission of West Virginia. Federal antitrust clearance is also required pursuant to the U.S. Hart-Scott-Rodino Antitrust Improvements Act. Assuming fulfillment of all conditions, the transaction is expected to close in the second half of calendar year 2021.

Transaction Details

The transaction is expected to be accretive to adjusted EPS in the first full year of combined operations. UGI expects to finance the acquisition through debt and / or equity-linked securities and existing liquidity to optimize accretion while maintaining a strong balance sheet. UGI does not expect to issue common equity to finance the acquisition.

Advisors

Goldman Sachs & Co. LLC is serving as UGI’s financial advisor and Latham & Watkins LLP is serving as legal counsel.

Investment Community Call

UGI will hold a live Internet Audio Webcast of its conference call to discuss the acquisition of Mountaintop Energy Holdings, LLC at 9:00 AM ET on Tuesday, January 5, 2021. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://edge.media-server.com/mmc/p/3tbty4tw or at the company website at http://www.ugicorp.com under “Investors – Presentations.” A telephonic replay will be available from 12:00 PM ET on January 5, 2020 through 12:00 PM ET on January 12, 2020. The replay may be accessed at (855) 859-2056, and internationally at (404) 537-3406, conference ID 5662188.

About UGI Corporation

UGI Corporation is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes LPG both domestically (through AmeriGas) and internationally (through UGI International), manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing, including renewable natural gas, in twelve states and the District of Columbia and internationally in France, Belgium, the Netherlands and the UK.

Investor Relations

Brendan Heck, 610-337-1000 ext. 6608

Tameka Morris, 610-456-6297

Shelly Oates, 610-337-1000 ext. 3202

FORWARD-LOOKING STATEMENTS

This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended). Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) and the seasonal nature of our business; cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil; increased customer conservation measures; the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage; domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East and the withdrawal of the United Kingdom from the European Union, and foreign currency exchange rate fluctuations (particularly the euro); the timing of development of Marcellus Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future transformation initiatives at our business units; uncertainties related to the global pandemics, including the duration and/or impact of the COVID-19 pandemic; and the extent to which we are able to utilize certain tax benefits currently available under the CARES Act and similar tax legislation and whether such benefits will remain available in the future.

NON-SOLICITATION

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

3